EXHIBIT 5.1

MCMURDO LAW GROUP, LLC Matthew C. McMurdo | 917 318 2865 | matt@nannaronelaw.com Date: December 14, 2020	1185 Avenue of the Americas 3rd Floor New York, NY 10036

VIA ELECTRONIC TRANSMISSION

Amplitech Group, Inc.

620 Johnson Avenue

Bohemia, NY 11716

Re: Amplitech Group, Inc. Form S-8 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed by Amplitech Group, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission on or about December 14, 2020, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 25,000,000 shares of the Company’s common stock, $0.001 par value per share, that were issued or are subject to issuance by the Company under the Company’s 2020 Equity Incentive Plan (the “Plan”).

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that (i) the securities previously issued pursuant to the Plan and registered in the Registration Statement and (ii) the securities being issued pursuant to the Registration Statement are duly authorized and were or will be, when issued, legally and validly issued, and fully paid and non-assessable.

McMurdo Law Group, LLC

NEW YORK

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We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

MCMURDO LAW GROUP, LLC

/s/ Matthew McMurdo, Esq.
Matthew McMurdo, Esq.

McMurdo Law Group, LLC

NEW YORK

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